Exhibit 10.4

PRIVATE LOAN AGREEMENT AND OTHER COVENANTS

By this private agreement, and pursuant to applicable law, the parties qualified below:

STONE PAGAMENTOS S.A., a publicly-held company, headquartered in the City of São Paulo, State of São Paulo, at Rua Fidêncio Ramos, no. 308, conjunto 102, São Paulo - SP, CEP 04551-010, enrolled with the National Roll of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 16.501.555/0001-57, duly registered with the Board of Trade of the State of São Paulo (“JUCESP”) under NIRE 35.3.0043932-5, herein represented pursuant to its Bylaws, hereinafter simply referred to as “Lender”;

and

EQUALS S.A., a publicly-held company headquartered in São Paulo, State of São Paulo, at Rua Fidêncio Ramos, 308, Torre A, 12º andar, Conjunto 121, Vila Olímpia, CEP 04551-010, enrolled with the National Roll of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 12.839.955/0001-16, herein represented pursuant to its Bylaws, and hereinafter simply referred to as “Borrower”.

Lender and Borrower shall hereinafter be collectively referred to as “Parties”, and individually and indistinctly as “Party”, have mutually agreed to enter into this Private Loan Agreement (“Agreement”), which shall be governed by the following terms and conditions:

Whereas:

(i)    The Borrower needs funds to discharge certain obligations;

(ii)    The Lender and the Borrower are part of the same economic group; and

(iii)    The Lender wishes to lend the Loaned Amount (defined below) to the Borrower so that it can discharge all obligations undertaken within said period.

1. THE LOAN

1.1.    On this date, the Lender agrees to lend to the Borrower and the Borrower agrees to receive on loan from the Lender the amount in national currency equivalent to BRL 250,000.00 (two hundred and fifty thousand reais) (“Loaned Amount”) as a loan, through deposit into the current account indicated by the Lender, until 06/27/2018.

(This page is an integral part of the Private Loan Agreement entered into between Stone Pagamentos S.A. and Equals S.A. on May 1, 2018.)

2. PAYMENT TERMS

2.1.    The loan agreed hereby shall be restated pursuant to the compensation rate corresponding to 100% (one hundred percent) of the Interbank Deposit Certificate (CDI) plus 1%-interest (one per cent) per annum, from the date of the loan until the effective date of payment, and it shall be paid by the Borrower within twenty-four (24) months from the date of availability of the Loaned Amount. The payment may be advanced at the discretion of the Parties as stated in writing.

2.2.    The Loaned Amount shall be paid by transferring funds to the current account indicated by the Lender.

3. DEFAULT

3.1.    In case of occurrence of one or more of the events listed below, the Lender may, in each event, upon written notice to Borrower, declare the outstanding balance of the loan due and payable immediately if:

(i)    the Borrower fails to make any payment provided for in this Agreement when due, and as determined herein; or

(ii)    any obligation to be complied with or performed under this Agreement is not performed or remediated by the Borrower within seven (7) days of the date of the notice, provided that the performance of such obligation is remediable; or

(iii)    a plea for judicial recovery or moratorium, bankruptcy or similar proceedings is filed by or against the Borrower.

4. FORBEARANCE

4.1.    No delay or omission in the exercise of any right, power or remedy under this Agreement shall impair any of these rights, powers or remedies against the Borrower or shall be construed as a waiver thereof or consent to said default.

(This page is an integral part of the Private Loan Agreement entered into between Stone Pagamentos S.A. and Equals S.A. on May 1, 2018.)

5. COMPENSATION DUE TO DEFAULT

5.1.    Borrower hereby agrees that the failure to perform the obligations hereunder and/or the failure to pay any sums due under this agreement shall cause the Borrower to be in default and it shall pay a sufficient sum to cover all costs and expenses incurred with collection, and no interest shall be charged.

6. REPRESENTATIONS AND GUARANTEES

6.1.    The Parties represent and warrant that:

(i)    neither the signature of this Agreement nor the implementation of the rights and obligations hereunder violate any regulation, law, act, contract to which they are a party or require the consent of third parties; and

(ii)    its representatives have all the necessary authorizations and have full capacity and power to execute this Agreement and to carry out all the operations set forth herein and perform all the obligations undertaken herein.

7. GENERAL PROVISIONS

7.1.    The Lender may assign this Agreement, provided that it is assigned to a company of the same economic group.

7.2.    Subject to the provisions herein, this agreement shall bind the parties and their respective successors.

7.3.    This agreement shall remain in force until all amounts and obligations to be paid or earned pursuant to this Agreement are fully discharged in accordance with the terms and conditions set forth herein.

7.4.    In the event that any provision of this agreement becomes invalid or unenforceable, either fully or partially, the validity and enforceability of the remainder of this agreement shall not be affected in any way.

7.5.    This Agreement is irrevocably and irreversibly executed, and is binding on the Parties and their respective successors and assigns, under whatever title, to cause their compliance with this Agreement.

(This page is an integral part of the Private Loan Agreement entered into between Stone Pagamentos S.A. and Equals S.A. on May 1, 2018.)

7.6.    This Agreement shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.

8. RESOLUTION OF DISPUTES

8.1.    The Court of the District of the Capital of the State of São Paulo is hereby elected to resolve any controversies or disputes that may arise under this contract, expressly renouncing to any other, however privileged it might be.

In witness whereof, the parties, herein represented by their respective duly authorized legal representatives, execute this Agreement in two (2) counterparts of the same content and for a single effect, on the date below.

São Paulo, May 01, 2018.

Lender
STONE PAGAMENTOS S.A.

/s/ Sandra Ribas Bolfer	/s/ Maurício Zanella

Borrower
EQUALS S.A.

/s/ Fabrício Batista da Costa	/s/ Marcelo Luiz Garcia

Witnesses:

Name:	Name:
Individual Taxpayer Register Number (CPF)	Individual Taxpayer Register Number (CPF)
ID Card No.	ID Card No.

(This page is an integral part of the Private Loan Agreement entered into between Stone Pagamentos S.A. and Equals S.A. on May 1, 2018.)

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